Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Third Quarter 2016 Financial Results

TUPELO, MS, October 19, 2016/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended September 30, 2016.

Highlights for the third quarter of 2016 included:

•	Net income of $37.8 million, or $0.40 per diluted share.

•	Generated deposit growth of $225.7 million, or 7.9 percent on an annualized basis, and net loan growth of $82.8 million, or 3.1 percent on an annualized basis.

•	Earnings benefitted from a positive mortgage servicing rights (“MSR”) valuation adjustment of $1.8 million.

•	Net operating income – excluding MSR – of $36.7 million, or $0.39 per diluted share.

•	Credit quality remained stable; no recorded provision for credit losses for the quarter.

•	Total non-interest expense of $129.5 million essentially flat compared to the second quarter; operating efficiency ratio – excluding MSR – remained below 70 percent for the third consecutive quarter.

•	Repurchased 551,519 shares of outstanding common stock at a weighted average price of $23.80.

•	On October 14, 2016, the Company announced an extension of its merger agreements with Central Community Corporation and Ouachita Bancshares Corp. until December 31, 2017.

The Company reported net income of $37.8 million, or $0.40 per diluted share, for the third quarter of 2016 compared with net income of $34.3 million, or $0.36 per diluted share, for the

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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Third Quarter Results

October 19, 2016

third quarter of 2015 and net income of $34.7 million, or $0.37 per diluted share, for the second quarter of 2016.

The Company reported net operating income – excluding MSR – of $36.7 million, or $0.39 per diluted share, for the third quarter of 2016 compared to $37.6 million, or $0.39 per diluted share, for the third quarter of 2015 and $37.2 million, or $0.39 per diluted share, for the second quarter of 2016.

“The recent merger agreement extensions with Central Community Corporation and Ouachita Bancshares Corp. were a positive step for our Company,” remarked Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “While we are disappointed in the length of time taken to close these transactions, we are pleased with the continued commitment of these two organizations to being a part of our team.

“Our core financial results continue to improve quarter after quarter. We are extremely pleased with our front line efforts in producing deposit growth. We reported deposit growth of $225.7 million, or 7.9 percent annualized for the quarter. We have consistently communicated to our teammates the importance of leading our sales efforts with deposits. Our balance sheet growth contributed to meaningful growth in net interest income during the quarter. While we did see some slight compression in net interest margin, our loan yields and deposit costs were stable compared to the second quarter. The compression in the margin was driven primarily by balance sheet mix, as additional borrowings added to the balance sheet for liquidity purposes were deployed primarily in our securities portfolio.

“Otherwise, our story is very consistent with the last several quarters. Our mortgage team continues to grow and perform at a high level while our insurance team continues to battle pricing headwinds impacting the entire industry. There was no recorded provision for credit losses for the quarter as credit quality remains stable. Finally, total non-interest expense was essentially flat for the quarter, resulting in our efficiency ratio remaining below 70 percent.”

Net Interest Revenue

Net interest revenue was $114.6 million for the third quarter of 2016, an increase of 3.2 percent from $111.1 million for the third quarter of 2015 and an increase of 2.0 percent from $112.3 million for the second quarter of 2016. The fully taxable equivalent net interest margin was 3.51 percent for the third quarter of 2016 compared to 3.59 percent for the third quarter of 2015 and 3.56 percent for the second quarter of 2016. Yields on loans and leases were 4.20 percent for the third quarter of 2016 compared with 4.22 percent for the third quarter of 2015 and 4.20 percent for the second quarter of 2016, while yields on total interest earning assets were 3.74 percent for the third quarter of 2016 compared with 3.82 percent for the third quarter of 2015 and 3.78 percent for the second quarter of 2016. The average cost of deposits was 0.22 percent for the third quarter of 2016 compared to 0.22 percent for the third quarter of 2015 and 0.21 percent for the second quarter of 2016.

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BXS Announces Third Quarter Results

October 19, 2016

Asset, Deposit and Loan Activity

Total assets were $14.6 billion at September 30, 2016 compared with $13.8 billion at September 30, 2015. Loans and leases, net of unearned income, were $10.7 billion at September 30, 2016 compared with $10.2 billion at September 30, 2015.

Total deposits were $11.6 billion at September 30, 2016 compared with $11.1 billion at September 30, 2015. Time deposits were essentially flat at September 30, 2016 compared to September 30, 2015, declining $13.2 million, or 0.7 percent. Over the same time period, interest bearing demand deposits increased $82.8 million or 1.7 percent while noninterest bearing demand deposits increased $254.9 million, or 8.4 percent and savings deposits increased $123.5 million, or 8.8 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect no recorded provision for credit losses, compared to a negative provision of $3.0 million for the third quarter of 2015 and a provision of $2.0 million for the second quarter of 2016. Total non-performing assets (“NPAs”) were $102.3 million, or 0.96 percent of net loans and leases, at September 30, 2016 compared with $113.9 million, or 1.11 percent of net loans and leases, at September 30, 2015, and $94.9 million, or 0.90 percent of net loans and leases, at June 30, 2016.

Net charge-offs for the third quarter of 2016 were $1.0 million, compared with net charge-offs of $2.3 million for the third quarter of 2015 and net charge-offs of $1.6 million for the second quarter of 2016. Gross charge-offs were $3.8 million for the third quarter of 2016, compared with $7.4 million for the third quarter of 2015 and $4.3 million for the second quarter of 2016. Gross recoveries of previously charged-off loans were $2.7 million for the third quarter of 2016, compared with $5.1 million for the third quarter of 2015 and $2.7 million for the second quarter of 2016. Annualized net charge-offs were 0.04 percent of average loans and leases for the third quarter of 2016, compared with annualized net charge-offs of 0.09 percent for the third quarter of 2015 and annualized net charge-offs of 0.06 percent for the second quarter of 2016.

Non-performing loans (“NPLs”) were $90.9 million, or 0.85 percent of net loans and leases, at September 30, 2016, compared with $90.3 million, or 0.88 percent of net loans and leases, at September 30, 2015, and $80.2 million, or 0.76 percent of net loans and leases, at June 30, 2016. The allowance for credit losses was $125.9 million, or 1.18 percent of net loans and leases, at September 30, 2016, compared with $133.0 million, or 1.30 percent of net loans and leases, at September 30, 2015 and $126.9 million, or 1.20 percent of net loans and leases, at June 30, 2016.

NPLs at September 30, 2016 consisted primarily of $70.7 million of nonaccrual loans, compared with $68.6 million of nonaccrual loans at June 30, 2016. NPLs at September 30, 2016 also included $2.3 million of loans 90 days or more past due and still accruing, compared with $1.9 million of such loans at June 30, 2016, and included restructured loans still accruing of $17.9 million at September 30, 2016, compared with $9.7 million of such loans at June 30, 2016. Early stage past due loans, representing loans 30-89 days past due, totaled $46.7 million at September

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BXS Announces Third Quarter Results

October 19, 2016

30, 2016 compared to $31.9 million at June 30, 2016. Other real estate owned decreased $3.3 million to $11.4 million during the third quarter of 2016 from $14.7 million at June 30, 2016.

Noninterest Revenue

Noninterest revenue was $70.9 million for the third quarter of 2016, compared with $63.0 million for the third quarter of 2015 and $69.7 million for the second quarter of 2016. These results included a positive MSR valuation adjustment of $1.8 million for the third quarter of 2016 compared with a negative MSR valuation adjustment of $5.3 million for the third quarter of 2015 and a negative MSR valuation adjustment of $4.1 million for the second quarter of 2016. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, mortgage banking revenue was $10.5 million for the third quarter of 2016, compared with $7.6 million for the third quarter of 2015 and $13.1 million for the second quarter of 2016. Mortgage origination volume for the third quarter of 2016 was $478.2 million, compared with $402.2 million for the third quarter of 2015 and $462.6 million for the second quarter of 2016.

Credit and debit card fee revenue was $9.3 million for the third quarter of 2016, compared with $9.3 million for the third quarter of 2015 and $9.5 million for the second quarter of 2016. Deposit service charge revenue was $11.3 million for the third quarter of 2016, compared with $12.2 million for the third quarter of 2015 and $11.0 million for the second quarter of 2016. Insurance commission revenue was $28.2 million for the third quarter of 2016, compared with $28.6 million for the third quarter of 2015 and $28.8 million for the second quarter of 2016. Wealth management revenue was $5.3 million for the third quarter of 2016, compared with $5.6 million for the third quarter of 2015 and $5.3 million for the second quarter of 2016.

Noninterest Expense

Noninterest expense for the third quarter of 2016 was $129.5 million, compared with $126.5 million for the third quarter of 2015 and $128.7 million for the second quarter of 2016. Salaries and employee benefits expense was $82.1 million for the third quarter of 2016 compared to $81.4 million for the third quarter of 2015 and $81.8 million for the second quarter of 2016. Occupancy expense was $10.4 million for the third quarter of 2016, compared with $10.8 million for the third quarter of 2015 and $10.1 million for the second quarter of 2016. Other noninterest expense was $30.4 million for the third quarter of 2016, compared to $28.3 million for the third quarter of 2015 and $30.9 million for the second quarter of 2016.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 11.80 percent at September 30, 2016, compared with 11.93 percent at September 30, 2015 and 12.12 percent at June 30, 2016. The ratio of tangible shareholders’ equity to tangible assets was 9.86 percent at September 30, 2016, compared with 9.88 percent at September 30, 2015 and 10.11 percent at June 30, 2016.

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BXS Announces Third Quarter Results

October 19, 2016

Estimated regulatory capital ratios at September 30, 2016 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.32 percent at September 30, 2016 and total risk based capital of 13.37 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, in order to qualify for “well capitalized” classification.

Transactions

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. agreed to be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of September 30, 2016, OIB, on a consolidated basis, reported total assets of $688.1 million, total loans of $494.8 million and total deposits of $574.7 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Ouachita Bancshares Corp. shareholders on April 8, 2014. The most recent previous extension of the merger agreement expired on December 31, 2015; however, the Company and Ouachita Bancshares Corp. entered into a new extension effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger agreement remains in effect until terminated by the Board of Directors of the Company or Ouachita Bancshares Corp. The terms of the agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation agreed to be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of September 30, 2016, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $619.3 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. The most recent previous extension of the merger agreement expired on December 31,

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BXS Announces Third Quarter Results

October 19, 2016

2015; however, the Company and Central Community Corporation entered into a new extension effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger agreement remains in effect until terminated by the Board of Directors of the Company or Central Community Corporation. The terms of the agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For the most recent information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation in our periodic reports, please refer to the Form 8-K that was previously filed with the SEC on October 14, 2016.

Summary

Rollins concluded, “Our teammates have positioned our Company where I believe we can continue on the same path we have been on for several quarters. We are growing our Company while holding expenses relatively flat. This approach should allow us to continue to show improved operating metrics as we move forward. I’m also pleased that we were able to utilize our share repurchase program during the quarter. We are committed to continuing to manage and deploy capital in a manner that maximizes value for our shareholders. Finally, I’m happy that our merger partners, Ouachita Bancshares Corp. and Central Community Corporation, further demonstrated their commitment to our proposed mergers through the extension of the merger agreements until the end of next year. I’m hopeful that we can resolve remaining regulatory concerns in a timely manner and move forward with those transactions.”

Conference Call

BancorpSouth will conduct a conference call to discuss its third quarter 2016 results on October 20, 2016, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. (NYSE: BXS) is a financial holding company headquartered in Tupelo, Mississippi, with $14.6 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 236 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com. Like us on Facebook; follow us on Twitter: @MyBXS; or connect with us through LinkedIn.

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BXS Announces Third Quarter Results

October 19, 2016

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its Bank Secrecy Act (“BSA”) and anti-money laundering (“AML”) compliance program and its fair lending compliance program, the Company’s compliance with the consent order it entered into with the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) related to the Company’s fair lending practices (the “Consent Order”), the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program and its fair lending compliance program, the Company’s ability to successfully implement and comply with the Consent Order, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the willingness of Ouachita Bancshares Corp. and Central Community Corporation to proceed with the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

Earnings Summary:
Interest revenue	$122,340	$119,423	$117,972	$118,050	$118,201
Interest expense	7,750	7,107	6,813	6,820	7,131

Net interest revenue	114,590	112,316	111,159	111,230	111,070
Provision for credit losses	-	2,000	1,000	-	(3,000)

Net interest revenue, after provision for credit losses	114,590	110,316	110,159	111,230	114,070
Noninterest revenue	70,868	69,683	65,515	67,386	62,953
Noninterest expense	129,512	128,718	142,300	148,351	126,450

Income before income taxes	55,946	51,281	33,374	30,265	50,573
Income tax expense	18,129	16,589	10,825	9,096	16,230

Net income	$37,817	$34,692	$22,549	$21,169	$34,343

Balance Sheet - Period End Balances
Total assets	$14,611,483	$14,137,160	$13,926,398	$13,798,662	$13,787,424
Total earning assets	13,483,345	12,977,030	12,760,031	12,656,791	12,663,944
Total securities	2,468,199	2,103,883	2,016,373	2,082,329	2,161,125
Loans and leases, net of unearned income	10,658,761	10,575,978	10,444,697	10,372,778	10,219,576
Allowance for credit losses	125,887	126,935	126,506	126,458	133,009
Total deposits	11,590,059	11,364,367	11,486,697	11,331,161	11,141,946
Long-term debt	563,495	365,588	67,681	69,775	71,868
Total shareholders’ equity	1,724,104	1,713,043	1,679,793	1,655,444	1,644,820

Balance Sheet - Average Balances
Total assets	$14,366,759	$14,027,786	$13,851,661	$13,724,595	$13,632,581
Total earning assets	13,265,266	12,963,056	12,830,000	12,628,685	12,548,967
Total securities	2,186,889	2,069,058	2,037,739	2,110,195	2,207,935
Loans and leases, net of unearned income	10,601,481	10,513,732	10,372,925	10,321,299	10,110,995
Total deposits	11,509,764	11,437,422	11,431,480	11,182,750	11,140,542
Long-term debt	430,886	219,434	67,750	69,775	71,868
Total shareholders’ equity	1,719,503	1,690,906	1,668,465	1,650,924	1,680,123

Nonperforming Assets:
Non-accrual loans and leases	$70,725	$68,638	$81,926	$83,028	$70,237
Loans and leases 90+ days past due, still accruing	2,255	1,875	4,567	2,013	1,436
Restructured loans and leases, still accruing	17,936	9,687	7,753	9,876	18,578

Non-performing loans (NPLs)	90,916	80,200	94,246	94,917	90,251

Other real estate owned	11,391	14,658	12,685	14,759	23,696

Non-performing assets (NPAs)	$102,307	$94,858	$106,931	$109,676	$113,947

Financial Ratios and Other Data:
Return on average assets	1.05%	0.99%	0.65%	0.61%	1.00%
Operating return on average assets-excluding MSR*	1.02%	1.07%	1.07%	0.86%	1.09%
Return on average shareholders’ equity	8.75%	8.25%	5.44%	5.09%	8.11%
Operating return on average shareholders’ equity-excluding MSR*	8.49%	8.84%	8.89%	7.12%	8.88%
Return on tangible equity*	10.68%	9.99%	6.63%	6.25%	10.23%
Operating return on tangible equity-excluding MSR*	10.36%	10.70%	10.84%	8.75%	11.21%
Noninterest income to average assets	1.96%	2.00%	1.90%	1.95%	1.83%
Noninterest expense to average assets	3.59%	3.69%	4.13%	4.29%	3.68%
Net interest margin-fully taxable equivalent	3.51%	3.56%	3.56%	3.58%	3.59%
Net interest rate spread	3.41%	3.47%	3.47%	3.48%	3.49%
Efficiency ratio (tax equivalent)*	68.92%	69.77%	79.39%	81.86%	71.56%
Operating efficiency ratio-excluding MSR (tax equivalent)*	69.59%	68.21%	68.66%	73.89%	69.45%
Loan/deposit ratio	91.96%	93.06%	90.93%	91.54%	91.72%
Price to earnings multiple (avg)	18.86	19.07	17.33	18.17	16.98
Market value to book value	126.59%	125.23%	119.81%	136.46%	135.80%
Market value to book value (avg)	129.73%	124.62%	116.78%	142.53%	140.68%
Market value to tangible book value	154.87%	153.53%	147.04%	168.15%	167.71%
Market value to tangible book value (avg)	158.71%	152.78%	143.33%	175.64%	173.74%
Headcount FTE	3,981	4,028	3,966	3,970	3,903

*Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

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BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 9/30/2016	Quarter Ended 6/30/2016	Quarter Ended 3/31/2016	Quarter Ended 12/31/2015	Quarter Ended 9/30/2015
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	0.04%	0.06%	0.04%	0.25%	0.09%
Provision for credit losses to average loans and leases (annualized)	0.00%	0.08%	0.04%	0.00%	(0.12%)
Allowance for credit losses to net loans and leases	1.18%	1.20%	1.21%	1.22%	1.30%
Allowance for credit losses to non-performing loans and leases	138.47%	158.27%	134.23%	133.23%	147.38%
Allowance for credit losses to non-performing assets	123.05%	133.82%	118.31%	115.30%	116.73%
Non-performing loans and leases to net loans and leases	0.85%	0.76%	0.90%	0.92%	0.88%
Non-performing assets to net loans and leases	0.96%	0.90%	1.02%	1.06%	1.11%

Equity Ratios:
Total shareholders’ equity to total assets	11.80%	12.12%	12.06%	12.00%	11.93%
Tangible shareholders’ equity to tangible assets*	9.86%	10.11%	10.05%	9.96%	9.88%

Capital Adequacy:
Common Equity Tier 1 capital	12.13%	12.17%	12.14%	12.07%	12.08%
Tier 1 capital	12.32%	12.37%	12.34%	12.27%	12.29%
Total capital	13.37%	13.45%	13.43%	13.37%	13.45%
Tier 1 leverage capital	10.53%	10.66%	10.61%	10.61%	10.56%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.40	$0.37	$0.24	$0.22	$0.36
Diluted earnings per share	0.40	0.37	0.24	0.22	0.36
Operating earnings per share*	0.40	0.37	0.34	0.33	0.36
Operating earnings per share- excluding MSR*	0.39	0.39	0.39	0.31	0.39
Cash dividends per share	0.13	0.10	0.10	0.10	0.10
Book value per share	18.33	18.12	17.79	17.58	17.50
Tangible book value per share*	14.98	14.78	14.49	14.27	14.17
Market value per share (last)	23.20	22.69	21.31	23.99	23.77
Market value per share (high)	25.09	24.18	23.64	27.23	26.54
Market value per share (low)	20.98	20.19	18.69	22.44	22.09
Market value per share (avg)	23.78	22.58	20.77	25.06	24.62
Dividend payout ratio	31.17%	22.58%	41.85%	44.46%	28.01%
Total shares outstanding	94,074,740	94,546,091	94,438,626	94,162,728	93,969,994
Average shares outstanding - basic	94,303,916	94,461,025	94,369,211	94,111,408	96,202,871
Average shares outstanding - diluted	94,563,833	94,694,795	94,593,540	94,384,443	96,467,728

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.20%	4.20%	4.21%	4.15%	4.22%
Available-for-sale securities:
Taxable	1.33%	1.40%	1.40%	1.48%	1.40%
Tax-exempt	5.32%	5.36%	5.36%	5.32%	5.32%
Short-term investments	0.52%	0.39%	0.33%	0.22%	0.20%
Total interest earning assets and revenue	3.74%	3.78%	3.78%	3.79%	3.82%
Deposits	0.22%	0.21%	0.21%	0.21%	0.22%
Demand - interest bearing	0.19%	0.18%	0.17%	0.18%	0.18%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.78%	0.75%	0.73%	0.71%	0.76%
Short-term borrowings	0.15%	0.15%	0.14%	0.12%	0.12%
Total interest bearing deposits & short-term borrowings	0.30%	0.29%	0.28%	0.28%	0.30%
Junior subordinated debt	3.27%	3.23%	3.18%	2.93%	2.87%
Long-term debt	0.83%	1.21%	3.08%	2.95%	2.91%
Total interest bearing liabilities and expense	0.34%	0.32%	0.31%	0.31%	0.32%
Interest bearing liabilities to interest earning assets	69.33%	69.47%	69.75%	69.23%	69.68%
Net interest tax equivalent adjustment	$2,462	$2,493	$2,558	$2,601	$2,558

*Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15

	(Dollars in thousands)
Assets
Cash and due from banks	$172,782	$186,381	$197,538	$154,192	$159,923
Interest bearing deposits with other banks	151,944	86,472	148,915	43,777	113,068
Available-for-sale securities, at fair value	2,468,199	2,103,883	2,016,373	2,082,329	2,161,125
Loans and leases	10,685,166	10,604,547	10,475,528	10,404,326	10,254,013
Less: Unearned income	26,405	28,569	30,831	31,548	34,437
Allowance for credit losses	125,887	126,935	126,506	126,458	133,009

Net loans and leases	10,532,874	10,449,043	10,318,191	10,246,320	10,086,567
Loans held for sale	204,441	210,698	150,046	157,907	170,175
Premises and equipment, net	305,245	305,694	306,765	308,125	304,317
Accrued interest receivable	41,583	39,645	41,401	40,901	41,599
Goodwill	294,901	294,901	291,498	291,498	291,498
Other identifiable intangibles	19,908	20,831	19,664	20,545	21,466
Bank owned life insurance	257,015	255,240	253,427	251,534	249,825
Other real estate owned	11,391	14,658	12,685	14,759	23,696
Other assets	151,200	169,714	169,895	186,775	164,165

Total Assets	$14,611,483	$14,137,160	$13,926,398	$13,798,662	$13,787,424

Liabilities
Deposits:
Demand: Noninterest bearing	$3,308,361	$3,133,460	$3,103,321	$3,031,528	$3,053,439
Interest bearing	4,877,482	4,838,704	5,033,565	5,003,806	4,794,656
Savings	1,533,401	1,512,694	1,506,942	1,442,336	1,409,856
Other time	1,870,815	1,879,509	1,842,869	1,853,491	1,883,995

Total deposits	11,590,059	11,364,367	11,486,697	11,331,161	11,141,946
Federal funds purchased and securities sold under agreement to repurchase	468,969	415,949	431,089	405,937	425,203
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	-	-	-	62,000	224,500
Accrued interest payable	4,107	3,727	3,305	3,071	3,353
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	563,495	365,588	67,681	69,775	71,868
Other liabilities	237,551	251,288	234,635	248,076	252,536

Total Liabilities	12,887,379	12,424,117	12,246,605	12,143,218	12,142,604
Shareholders’ Equity
Common stock	235,187	236,365	236,097	235,407	234,925
Capital surplus	278,973	286,994	283,800	282,934	278,998
Accumulated other comprehensive loss	(33,549)	(27,587)	(32,144)	(41,825)	(36,355)
Retained earnings	1,243,493	1,217,271	1,192,040	1,178,928	1,167,252

Total Shareholders’ Equity	1,724,104	1,713,043	1,679,793	1,655,444	1,644,820

Total Liabilities & Shareholders’ Equity	$14,611,483	$14,137,160	$13,926,398	$13,798,662	$13,787,424

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15

	(Dollars in thousands)
Assets
Cash and due from banks	$157,233	$117,193	$71,528	$159,696	$159,569
Interest bearing deposits with other banks	311,545	237,635	316,108	69,552	72,438
Available-for-sale securities, at fair value	2,186,889	2,069,058	2,037,739	2,110,195	2,207,935
Loans and leases	10,629,522	10,543,795	10,405,063	10,353,913	10,144,874
Less: Unearned income	28,041	30,063	32,138	32,614	33,879
Allowance for credit losses	126,820	126,103	126,567	132,375	137,547

Net loans and leases	10,474,661	10,387,629	10,246,358	10,188,924	9,973,448
Loans held for sale	165,351	142,632	103,227	127,638	157,598
Premises and equipment, net	305,707	307,600	308,065	306,881	304,948
Accrued interest receivable	38,125	36,887	38,306	38,142	38,847
Goodwill	294,901	292,620	291,498	291,498	291,498
Other identifiable intangibles	20,248	19,796	19,987	20,880	21,812
Bank owned life insurance	255,967	254,191	252,422	250,577	248,798
Other real estate owned	13,664	15,666	14,523	21,049	24,008
Other assets	142,468	146,879	151,900	139,563	131,682

Total Assets	$14,366,759	$14,027,786	$13,851,661	$13,724,595	$13,632,581

Liabilities
Deposits:
Demand: Noninterest bearing	$3,221,539	$3,122,153	$3,014,896	$3,106,947	$2,992,903
Interest bearing	4,886,920	4,957,827	5,102,648	4,782,234	4,822,567
Savings	1,525,016	1,510,250	1,468,262	1,421,361	1,413,187
Other time	1,876,289	1,847,192	1,845,674	1,872,208	1,911,885

Total deposits	11,509,764	11,437,422	11,431,480	11,182,750	11,140,542
Federal funds purchased and securities sold under agreement to repurchase	454,826	443,340	431,260	466,865	439,503
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	11	4,275	10,484	107,408	62,136
Accrued interest payable	3,950	3,509	3,248	3,340	3,600
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	430,886	219,434	67,750	69,775	71,868
Other liabilities	224,621	205,702	215,776	220,335	211,611

Total Liabilities	12,647,256	12,336,880	12,183,196	12,073,671	11,952,458
Shareholders’ Equity
Common stock	235,860	236,176	235,946	235,227	240,473
Capital surplus	283,437	284,818	282,796	282,076	325,118
Accumulated other comprehensive loss	(29,743)	(32,820)	(36,184)	(38,618)	(40,476)
Retained earnings	1,229,949	1,202,732	1,185,907	1,172,239	1,155,008

Total Shareholders’ Equity	1,719,503	1,690,906	1,668,465	1,650,924	1,680,123

Total Liabilities & Shareholders’ Equity	$14,366,759	$14,027,786	$13,851,661	$13,724,595	$13,632,581

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					YTD
	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15	Sep-16	Sep-15
INTEREST REVENUE:
Loans and leases	$111,605	$109,078	$107,805	$107,164	$107,086	$328,488	$312,649
Deposits with other banks	409	229	263	40	36	901	398
Available-for-sale securities:
Taxable	6,189	6,009	5,888	6,550	6,490	18,086	19,758
Tax-exempt	2,898	2,924	3,032	3,137	3,226	8,854	9,938
Loans held for sale	1,239	1,183	984	1,159	1,363	3,406	3,585

Total interest revenue	122,340	119,423	117,972	118,050	118,201	359,735	346,328

INTEREST EXPENSE:
Interest bearing demand	2,361	2,208	2,163	2,166	2,209	6,732	6,654
Savings	462	451	443	434	431	1,356	1,269
Other time	3,661	3,436	3,354	3,356	3,646	10,451	11,481
Federal funds purchased and securities sold under agreement to repurchase	173	159	140	112	104	472	271
Long-term debt	902	665	530	581	571	2,097	1,704
Junior subordinated debt	190	187	183	171	168	560	496
Other	1	1	-	-	2	2	1

Total interest expense	7,750	7,107	6,813	6,820	7,131	21,670	21,876

Net interest revenue	114,590	112,316	111,159	111,230	111,070	338,065	324,452
Provision for credit losses	-	2,000	1,000	-	(3,000)	3,000	(13,000)

Net interest revenue, after provision for credit losses	114,590	110,316	110,159	111,230	114,070	335,065	337,452

NONINTEREST REVENUE:
Mortgage banking	12,282	9,043	2,618	10,522	2,339	23,943	25,008
Credit card, debit card and merchant fees	9,292	9,495	8,961	9,414	9,282	27,748	27,119
Deposit service charges	11,313	11,018	11,014	11,836	12,150	33,345	34,929
Security gains, net	1	86	2	48	33	89	88
Insurance commissions	28,194	28,803	33,249	25,348	28,584	90,246	91,396
Wealth Management	5,312	5,347	5,109	5,375	5,567	15,768	17,285
Other	4,474	5,891	4,562	4,843	4,998	14,927	14,757

Total noninterest revenue	70,868	69,683	65,515	67,386	62,953	206,066	210,582

NONINTEREST EXPENSE:
Salaries and employee benefits	82,079	81,832	82,467	80,177	81,354	246,378	242,292
Occupancy, net of rental income	10,412	10,109	10,273	10,434	10,819	30,794	31,432
Equipment	3,423	3,295	3,765	3,569	3,742	10,483	11,740
Deposit insurance assessments	3,227	2,582	2,288	2,630	2,191	8,097	6,879
Regulatory settlement	-	-	10,277	-	-	10,277	-
Other	30,371	30,900	33,230	51,541	28,344	94,501	99,217

Total noninterest expense	129,512	128,718	142,300	148,351	126,450	400,530	391,560

Income before income taxes	55,946	51,281	33,374	30,265	50,573	140,601	156,474
Income tax expense	18,129	16,589	10,825	9,096	16,230	45,543	50,152

Net income	$37,817	$34,692	$22,549	$21,169	$34,343	$95,058	$106,322

Net income per share: Basic	$0.40	$0.37	$0.24	$0.22	$0.36	$1.01	$1.10

Diluted	$0.40	$0.37	$0.24	$0.22	$0.36	$1.00	$1.10

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,616,152	$1,698,089	$1,716,477	$1,747,774	$1,710,497
Real estate
Consumer mortgages	2,611,387	2,549,989	2,480,828	2,472,202	2,447,132
Home equity	622,566	614,686	605,228	589,752	573,566
Agricultural	242,171	251,566	239,422	259,360	252,381
Commercial and industrial-owner occupied	1,668,477	1,644,618	1,654,577	1,617,429	1,605,811
Construction, acquisition and development	1,121,386	1,021,218	966,362	945,045	900,875
Commercial real estate	2,240,717	2,254,653	2,233,742	2,188,048	2,141,398
Credit cards	107,447	108,101	106,714	112,165	109,576
All other	428,458	433,058	441,347	441,003	478,340

Total loans	$10,658,761	$10,575,978	$10,444,697	$10,372,778	$10,219,576

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$126,935	$126,506	$126,458	$133,009	$138,312

Loans and leases charged-off:
Commercial and industrial	(1,180)	(748)	(140)	(6,193)	(2,010)
Real estate
Consumer mortgages	(595)	(477)	(710)	(1,146)	(1,382)
Home equity	(237)	(224)	(550)	(147)	(314)
Agricultural	(89)	(10)	(11)	(16)	(9)
Commercial and industrial-owner occupied	(261)	(660)	(154)	(357)	(645)
Construction, acquisition and development	(5)	(280)	(226)	(221)	(203)
Commercial real estate	(14)	(870)	(245)	(122)	(1,477)
Credit cards	(696)	(614)	(720)	(723)	(706)
All other	(713)	(417)	(487)	(623)	(628)

Total loans charged-off	(3,790)	(4,300)	(3,243)	(9,548)	(7,374)

Recoveries:
Commercial and industrial	263	339	212	354	897
Real estate
Consumer mortgages	327	499	455	596	461
Home equity	109	246	80	123	90
Agricultural	28	96	36	20	59
Commercial and industrial-owner occupied	117	101	125	307	1,831
Construction, acquisition and development	382	524	272	1,061	1,084
Commercial real estate	1,043	509	683	149	187
Credit cards	262	199	181	152	170
All other	211	216	247	235	292

Total recoveries	2,742	2,729	2,291	2,997	5,071

Net charge-offs	(1,048)	(1,571)	(952)	(6,551)	(2,303)

Provision charged to operating expense	-	2,000	1,000	-	(3,000)

Balance, end of period	$125,887	$126,935	$126,506	$126,458	$133,009

Average loans for period	$10,601,481	$10,513,732	$10,372,925	$10,321,299	$10,110,995

Ratio:
Net charge-offs to average loans (annualized)	0.04%	0.06%	0.04%	0.25%	0.09%

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$11,659	$8,675	$10,248	$8,493	$15,697
Real estate
Consumer mortgages	20,196	19,309	22,968	21,637	21,959
Home equity	3,721	2,734	3,564	4,021	3,664
Agricultural	1,194	1,107	932	921	484
Commercial and industrial-owner occupied	11,983	16,021	16,633	16,512	12,690
Construction, acquisition and development	6,939	6,086	7,720	9,130	4,240
Commercial real estate	14,793	14,197	19,417	21,741	10,730
Credit cards	121	159	188	188	215
All other	119	350	256	385	558

Total nonaccrual loans and leases	$70,725	$68,638	$81,926	$83,028	$70,237

Loans and Leases 90+ Days Past Due, Still Accruing:	2,255	1,875	4,567	2,013	1,436
Restructured Loans and Leases, Still Accruing	17,936	9,687	7,753	9,876	18,578

Total non-performing loans and leases	90,916	80,200	94,246	94,917	90,251

OTHER REAL ESTATE OWNED:	11,391	14,658	12,685	14,759	23,696

Total Non-performing Assets	$102,307	$94,858	$106,931	$109,676	$113,947

Additions to Nonaccrual Loans and Leases During the Quarter	$17,319	$10,553	$15,933	$34,050	$22,271

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$6,736	$3,748	$3,758	$2,409	$4,985
Real estate
Consumer mortgages	15,443	15,784	11,985	15,128	10,789
Home equity	3,854	2,842	2,414	2,456	1,455
Agricultural	616	367	240	303	393
Commercial and industrial-owner occupied	1,712	2,854	669	1,018	3,888
Construction, acquisition and development	1,272	1,137	1,489	1,070	1,218
Commercial real estate	15,221	3,776	1,831	830	798
Credit cards	774	677	569	677	788
All other	1,089	712	606	744	1,334

Total Loans and Leases 30-89 days past due, still accruing	$46,717	$31,897	$23,561	$24,635	$25,648

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.00%	0.08%	0.04%	0.00%	(0.12%)
Allowance for credit losses to net loans and leases	1.18%	1.20%	1.21%	1.22%	1.30%
Allowance for credit losses to non-performing loans and leases	138.47%	158.27%	134.23%	133.23%	147.38%
Allowance for credit losses to non-performing assets	123.05%	133.82%	118.31%	115.30%	116.73%
Non-performing loans and leases to net loans and leases	0.85%	0.76%	0.90%	0.92%	0.88%
Non-performing assets to net loans and leases	0.96%	0.90%	1.02%	1.06%	1.11%

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	September 30, 2016
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,567,073	$-	$42,117	$774	$-	$6,188	$1,616,152
Real estate
Consumer mortgages	2,549,780	528	59,727	89	-	1,263	2,611,387
Home equity	610,313	-	10,766	-	-	1,487	622,566
Agricultural	230,891	-	10,639	-	-	641	242,171
Commercial and industrial-owner occupied	1,619,545	512	39,135	-	-	9,285	1,668,477
Construction, acquisition and development	1,103,739	-	11,308	-	-	6,339	1,121,386
Commercial real estate	2,188,170	-	38,637	-	-	13,910	2,240,717
Credit cards	107,447	-	-	-	-	-	107,447
All other	420,838	-	7,620	-	-	-	428,458

Total loans	$10,397,796	$1,040	$219,949	$863	$-	$39,113	$10,658,761

	June 30, 2016
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,654,279	$-	$36,866	$91	$384	$6,469	$1,698,089
Real estate
Consumer mortgages	2,482,105	298	66,614	14	-	958	2,549,989
Home equity	603,039	-	10,163	-	-	1,484	614,686
Agricultural	242,721	-	8,085	-	-	760	251,566
Commercial and industrial-owner occupied	1,585,978	516	45,682	375	-	12,067	1,644,618
Construction, acquisition and development	1,003,045	-	12,809	-	-	5,364	1,021,218
Commercial real estate	2,202,501	-	38,867	151	-	13,134	2,254,653
Credit cards	108,101	-	-	-	-	-	108,101
All other	424,932	-	8,027	99	-	-	433,058

Total loans	$10,306,701	$814	$227,113	$730	$384	$40,236	$10,575,978

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	September 30, 2016
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$135,467	$205,833	$184,819	$639,204	$78,950	$116,203	$214,287	$41,389	$1,616,152
Real estate
Consumer mortgages	335,856	325,793	226,092	831,986	84,046	294,218	484,806	28,590	2,611,387
Home equity	96,539	43,963	69,255	227,952	23,328	144,835	14,836	1,858	622,566
Agricultural	7,734	81,798	27,160	67,213	5,032	12,864	40,052	318	242,171
Commercial and industrial-owner occupied	195,572	178,681	200,406	662,735	49,901	140,843	240,339	-	1,668,477
Construction, acquisition and development	127,828	101,148	58,844	353,188	24,535	163,247	292,596	-	1,121,386
Commercial real estate	284,543	356,121	223,016	608,483	199,928	196,105	372,521	-	2,240,717
Credit cards	-	-	-	-	-	-	-	107,447	107,447
All other	70,487	45,925	28,675	174,356	3,562	30,749	55,727	18,977	428,458

Total loans	$1,254,026	$1,339,262	$1,018,267	$3,565,117	$469,282	$1,099,064	$1,715,164	$198,579	$10,658,761

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$167	$509	$3,191	$5,598	$402	$379	$1,586	$2,645	$14,477
Real estate
Consumer mortgages	1,197	3,749	2,950	10,148	614	1,840	2,593	187	23,278
Home equity	559	1,311	530	720	81	520	-	2	3,723
Agricultural	-	30	50	1,191	-	-	-	1	1,272
Commercial and industrial-owner occupied	1,372	1,967	1,790	7,691	317	574	616	-	14,327
Construction, acquisition and development	77	631	19	6,359	50	-	43	-	7,179
Commercial real estate	705	1,146	1,411	18,134	-	15	155	-	21,566
Credit cards	-	-	-	-	-	-	-	1,353	1,353
All other	-	680	32	135	-	21	2,872	1	3,741

Total loans	$4,077	$10,023	$9,973	$49,976	$1,464	$3,349	$7,865	$4,189	$90,916

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.12%	0.25%	1.73%	0.88%	0.51%	0.33%	0.74%	6.39%	0.90%
Real estate
Consumer mortgages	0.36%	1.15%	1.30%	1.22%	0.73%	0.63%	0.53%	0.65%	0.89%
Home equity	0.58%	2.98%	0.77%	0.32%	0.35%	0.36%	0.00%	0.11%	0.60%
Agricultural	0.00%	0.04%	0.18%	1.77%	0.00%	0.00%	0.00%	N/A	0.53%
Commercial and industrial-owner occupied	0.70%	1.10%	0.89%	1.16%	0.64%	0.41%	0.26%	N/A	0.86%
Construction, acquisition and development	0.06%	0.62%	0.03%	1.80%	0.20%	0.00%	0.01%	N/A	0.64%
Commercial real estate	0.25%	0.32%	0.63%	2.98%	0.00%	0.01%	0.04%	N/A	0.96%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.26%	1.26%
All other	0.00%	1.48%	0.11%	0.08%	0.00%	0.07%	5.15%	0.01%	0.87%

Total loans	0.33%	0.75%	0.98%	1.40%	0.31%	0.30%	0.46%	2.11%	0.85%

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BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended					YTD
	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15	Sep-16	Sep-15
NONINTEREST REVENUE:
Mortgage banking excl. MSR market value adjustment	$10,469	$13,135	$10,572	$7,657	$7,647	$34,176	$29,034
MSR market value adjustment	1,813	(4,092)	(7,954)	2,865	(5,308)	(10,233)	(4,026)
Credit card, debit card and merchant fees	9,292	9,495	8,961	9,414	9,282	27,748	27,119
Deposit service charges	11,313	11,018	11,014	11,836	12,150	33,345	34,929
Securities gains, net	1	86	2	48	33	89	88
Insurance commissions	28,194	28,803	33,249	25,348	28,584	90,246	91,396
Trust income	3,641	3,493	3,430	3,469	3,653	10,564	11,232
Annuity fees	446	465	477	449	539	1,388	1,567
Brokerage commissions and fees	1,225	1,389	1,202	1,457	1,375	3,816	4,486
Bank-owned life insurance	1,775	1,813	1,893	1,881	1,842	5,481	5,576
Other miscellaneous income	2,699	4,078	2,669	2,962	3,156	9,446	9,181

Total noninterest revenue	$70,868	$69,683	$65,515	$67,386	$62,953	$206,066	$210,582

NONINTEREST EXPENSE:
Salaries and employee benefits	$82,079	$81,832	$82,467	$80,177	$81,354	246,378	$242,292
Occupancy, net of rental income	10,412	10,109	10,273	10,434	10,819	30,794	31,432
Equipment	3,423	3,295	3,765	3,569	3,742	10,483	11,740
Deposit insurance assessments	3,227	2,582	2,288	2,630	2,191	8,097	6,879
Regulatory settlement	-	-	10,277	-	-	10,277	-
Advertising	925	1,043	633	1,009	812	2,601	3,279
Foreclosed property expense	859	1,309	1,181	3,014	808	3,349	4,404
Telecommunications	1,288	1,259	1,295	1,322	1,267	3,842	3,904
Public relations	718	599	661	702	588	1,978	2,067
Data processing	6,856	6,685	6,391	6,092	6,156	19,932	18,056
Computer software	2,976	2,732	2,660	2,609	2,595	8,368	7,891
Amortization of intangibles	923	869	880	922	948	2,672	3,041
Legal	1,064	1,754	4,535	19,434	1,233	7,353	10,912
Merger expense	-	1	1	13	8	2	12
Postage and shipping	1,059	985	1,117	1,139	1,030	3,161	3,396
Other miscellaneous expense	13,703	13,664	13,876	15,285	12,899	41,243	42,255

Total noninterest expense	$129,512	$128,718	$142,300	$148,351	$126,450	$400,530	$391,560

INSURANCE COMMISSIONS:
Property and casualty commissions	$20,927	$20,417	$19,877	$18,814	$21,155	61,221	$62,973
Life and health commissions	5,897	6,252	5,615	5,823	5,775	17,764	17,389
Risk management income	674	592	623	672	709	1,889	2,012
Other	696	1,542	7,134	39	945	9,372	9,022

Total insurance commissions	$28,194	$28,803	$33,249	$25,348	$28,584	$90,246	$91,396

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$48,108	$50,544	$57,268	$52,973	$55,924
Additions to mortgage servicing rights:
Originations of servicing assets	4,349	3,723	2,612	3,065	4,231
Changes in fair value:
Due to payoffs/paydowns	(2,338)	(2,066)	(1,380)	(1,633)	(1,872)
Due to change in valuation inputs or assumptions used in the valuation model	1,813	(4,092)	(7,954)	2,865	(5,308)
Other changes in fair value	(2)	(1)	(2)	(2)	(2)

Fair value, end of period	$51,930	$48,108	$50,544	$57,268	$52,973

Production revenue:
Origination	$8,168	$10,523	$7,208	$4,909	$5,154
Servicing	4,639	4,678	4,744	4,381	4,365
Payoffs/Paydowns	(2,338)	(2,066)	(1,380)	(1,633)	(1,872)

Total production revenue	10,469	13,135	10,572	7,657	7,647
Market value adjustment	1,813	(4,092)	(7,954)	2,865	(5,308)

Total mortgage banking revenue	$12,282	$9,043	$2,618	$10,522	$2,339

Mortgage loans serviced	$6,285,027	$6,156,258	$6,096,220	$6,011,236	$5,942,736
MSR/mtg loans serviced	0.83%	0.78%	0.83%	0.95%	0.89%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,691,866	$1,310,803	$1,196,167	$1,244,640	$1,255,717
Government agency issued residential mortgage-back securities	184,095	180,178	189,741	140,540	206,878
Government agency issued commercial mortgage-back securities	178,827	193,475	207,908	260,693	229,922
Obligations of states and political subdivisions	384,995	399,391	408,537	417,499	451,600
Other	28,416	20,036	14,020	18,957	17,008

Total available-for-sale securities	$2,468,199	$2,103,883	$2,016,373	$2,082,329	$2,161,125

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including net operating income, net operating income-excluding MSR, tangible shareholders’ equity to tangible assets, return on tangible equity, operating return on tangible equity-excluding MSR, operating return on average assets-excluding MSR, operating return on average shareholders’ equity-excluding MSR, tangible book value per share, operating earnings per share, operating earnings per share-excluding MSR, efficiency ratio (tax equivalent) and operating efficiency ratio-excluding MSR (tax equivalent). The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s capital position and operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Net Operating Income and Net Operating Income-Excluding MSR to Net Income:

		Quarter ended
		9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

Net income		$37,817	$34,692	$22,549	$21,169	$34,343
Plus:	Merger expense, net of tax	-	1	1	8	5
	Legal charge, net of tax	-	-	-	10,246	-
	Regulatory related charges, net of tax	-	-	9,412	-	-
Less:	Security gains, net of tax	-	53	2	30	20

Net operating income		$37,817	$34,640	$31,960	$31,393	$34,328

Less:	MSR market value adjustment, net of tax	1,124	(2,537)	(4,931)	1,776	(3,291)

Net operating income-excluding MSR		$36,693	$37,177	$36,891	$29,617	$37,619

- MORE -

BXS Announces Third Quarter Results

October 19, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

		Quarter ended
		9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
	Tangible assets
	Total assets	$14,611,483	$14,137,160	$13,926,398	$13,798,662	$13,787,424
Less:	Goodwill	294,901	294,901	291,498	291,498	291,498
	Other identifiable intangible assets	19,908	20,831	19,664	20,545	21,466

	Total tangible assets	$14,296,674	$13,821,428	$13,615,236	$13,486,619	$13,474,460

	Tangible shareholders’ equity
	Total shareholders’ equity	$1,724,104	$1,713,043	$1,679,793	$1,655,444	$1,644,820
Less:	Goodwill	294,901	294,901	291,498	291,498	291,498
	Other identifiable intangible assets	19,908	20,831	19,664	20,545	21,466

	Total tangible shareholders’ equity	$1,409,295	$1,397,311	$1,368,631	$1,343,401	$1,331,856

	Total average assets	$14,366,759	$14,027,786	$13,851,661	$13,724,595	$13,632,581
	Total common shares outstanding	94,074,740	94,546,091	94,438,626	94,162,728	93,969,994
	Average shares outstanding-diluted	94,563,833	94,694,795	94,593,540	94,384,443	96,467,728

	Tangible shareholders’ equity to tangible assets (1)	9.86%	10.11%	10.05%	9.96%	9.88%
	Return on tangible equity (2)	10.68%	9.99%	6.63%	6.25%	10.23%
	Operating return on tangible equity-excluding MSR (3)	10.36%	10.70%	10.84%	8.75%	11.21%
	Operating return on average assets-excluding MSR (4)	1.02%	1.07%	1.07%	0.86%	1.09%
	Operating return on average shareholders’ equity-excluding MSR (5)	8.49%	8.84%	8.89%	7.12%	8.88%
	Tangible book value per share (6)	$14.98	$14.78	$14.49	$14.27	$14.17
	Operating earnings per share (7)	$0.40	$0.37	$0.34	$0.33	$0.36
	Operating earnings per share-excluding MSR (8)	$0.39	$0.39	$0.39	$0.31	$0.39

(1)

Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.

(2)	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.

(3)	Operating return on tangible equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by tangible shareholders’ equity.

(4)	Operating return on average assets-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by total average assets.

(5)	Operating return on average shareholders’ equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by average shareholders’ equity.

(6)	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.

(7)	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.

(8)	Operating earnings per share-excluding MSR is defined by the Company as net operating income-excluding MSR divided by average shares outstanding-diluted.

Efficiency Ratio (tax equivalent) and Operating Efficiency Ratio-excluding MSR (tax equivalent) Definitions

The efficiency ratio (tax equivalent) and the operating efficiency ratio-excluding MSR (tax equivalent) are supplemental financial measures utilized in management’s internal evaluation of the Company’s use of resources and are not defined under GAAP. The efficiency ratio (tax equivalent) is calculated by dividing total noninterest expense by total revenue, which includes net interest income plus noninterest income plus the tax equivalent adjustment. The operating efficiency ratio-excluding MSR (tax equivalent) excludes expense items otherwise disclosed as non-operating from total noninterest expense. In addition, the MSR valuation adjustment as well as securities gains and losses are excluded from total revenue.

- END -